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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S- 3 of our report dated January 24, 1999, except for Notes 2 and 12 which are as of April 7, 1999, which appears in GenRad, Inc.'s Annual Report on Form 10-K for the year ended January 2, 1999. We also consent to the incorporation by reference of our report dated January 24, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts"in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
December 22, 1999